SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2013

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification Number

001-08788	NV ENERGY, INC.	88-0198358
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

000-52378	NEVADA POWER COMPANY d/b/a	88-0420104
NV ENERGY
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

000-00508	SIERRA PACIFIC POWER COMPANY d/b/a	88-0044418
NV ENERGY
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX—99.1 Press Release dated September 3, 2013

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) and (c) On August 30, 2013, Jonathan K. Halkyard indicated his intention to resign as Executive Vice President and Chief Financial Officer of NV Energy, Inc. (“NVE”) and its two wholly-owned utility subsidiaries, Nevada Power Company d/b/a NV Energy (“NPC”) and Sierra Pacific Power Company d/b/a/ NV Energy (“SPPC”), effective September 13, 2013. On August 31, 2013, NVE’s Board of Directors voted to accept the resignation of Mr. Halkyard and to appoint E. Kevin Bethel, 49, currently Vice President, Chief Accounting Officer and Controller of NVE, NPC and SPPC as the Vice President and Chief Financial Officer of NVE, NPC and SPPC, effective September 16, 2013. Mr. Bethel will continue to be the principal accounting officer of NVE, NPC and SPPC as well. Mr. Bethel has served as the Vice President, Chief Accounting Officer and Controller of NVE since 2007 and was elected to the same positions at NPC and SPPC in February 2008. Mr. Bethel served as the interim Chief Financial Officer and Treasurer of NVE from February 2010 through May 2010.

On September 3, 2013, NVE issued a press release announcing the resignation of Mr. Halkyard effective September 13, 2013 and the appointment of Mr. Bethel as NVE’s new Vice President and Chief Financial Officer effective September 16, 2013. A copy of the press release is filed as an exhibit to this Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1—Press Release dated September 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

NV Energy, Inc. (Registrant)

Date: September 3, 2013	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer

Nevada Power Company d/b/a NV Energy (Registrant)

Date: September 3, 2013	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer

Sierra Pacific Power Company d/b/a NV Energy (Registrant)

Date: September 3, 2013	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Chief Accounting Officer

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